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                                                                    EXHIBIT 10.F


                     FIFTEENTH AMENDMENT TO THE PENSION PLAN
                    FOR EMPLOYEES OF THE COASTAL CORPORATION


         THIS AMENDMENT is made the 29th day of September, 2000, by The Coastal Corporation, a Delaware corporation (hereinafter referred to as the "Company").


                                   WITNESSETH:


         WHEREAS, the Pension Plan for Employees of The Coastal Corporation was restated as of January 1, 1989, and has since been amended (such plan, as restated and amended, is hereinafter referred to as the "Plan");

         WHEREAS, the Company wishes to amend the definition of "leased employee" to clarify that the employee will receive credit for purposes of vesting for the twelve-month period of service prior to achieving the status of "leased employee;" and

         WHEREAS, the Company wishes to amend the Plan to provide for an offset against benefits in the event of a criminal conviction under ERISA as permitted by statute; and

         WHEREAS, the Company wishes to amend the Plan to clarify the provisions with respect to the payment of benefits under qualified domestic relations orders; and

         WHEREAS, the Company wishes to amend the Plan to increase the benefit to be paid for years of service after 1998 in the Seventh Supplement - Coal Supplement; and

         WHEREAS, the Company wishes to amend the Plan to add an Eleventh Supplement, "Great Lakes Early Retirement Supplement," to provide for an early retirement incentive program for individuals who were employees of Great Lakes Gas Transmission Company on March 31, 2000;

         NOW, THEREFORE, the Plan is amended as follows:

1. The first paragraph of Subsection 1.10(g) is amended to read in its entirety as follows:

                  "(g) A person who is not an employee of the Company, a Subsidiary or a Related Employer and who performs services for the Company, Subsidiary or Related Employer pursuant to an agreement between the Company, a Subsidiary or a Related Employer and a leasing organization shall be considered a "leased employee" after such person performs such services for a twelve-month period and the services are performed under the primary direction or control of the Company, Subsidiary or a Related Employer. A person who is considered a leased employee of the Company, a Subsidiary or a Related Employer shall not be considered an Employee for purposes of the Plan. If a leased employee subsequently becomes an Employee and thereafter participates in the Plan, he shall receive credit for vesting under Section 5.4 for the twelve-month period prior to his becoming a leased employee and his period of employment as a leased employee, except to the extent that
         Section 414(n)(5) of the Code was satisfied with respect to such Employee while he was a leased employee."

2. The first sentence of Section 5.7(g) is amended to read in its entirety as follows:

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                  "Any Participant whose payments of Retirement Income are
         suspended pursuant to paragraph (d) of this Section, shall be notified (by personal delivery or first class mail) during the first calendar month in which payments are withheld, that his Retirement Income is suspended."

3.       Section 12.7 is amended to read in its entirety as follows:

         12.7     Interest Nontransferable.

                  "(a) Except as provided in this Section, no interest of any person or entity in, or right to receive distributions from, the Trust Fund shall be subject in any manner to sale, transfer, assignment, pledge, attachment, garnishment, or other alienation or encumbrance of any kind; nor may such interest or right to receive distributions be taken, either voluntarily or involuntarily, for the satisfaction of the debts of, or other obligations or claims against, such person or entity, including claims for alimony, support, separate maintenance and claims in bankruptcy proceedings.

                  (b) Notwithstanding the limitations of the provisions of subsection 12.7(a), a Participant's benefit under this Plan may be offset for an amount that the Participant is ordered or required to pay this Plan if the order or requirement to pay arises (i) under a judgment of conviction of crime involving this Plan, (ii) under a civil judgment (including a consent order or decree) entered by a court in an action brought in connection with a violation (or alleged violation) of the ERISA fiduciary responsibility provisions, or (iii) pursuant to a settlement agreement between the Internal Revenue Service or the Pension Benefit Guaranty Corporation and the Participant in connection with a violation (or alleged violation) of the ERISA fiduciary responsibility provisions by a fiduciary or other person. The judgment, order, decree or settlement agreement must expressly provide for the offset of all or part of the amount ordered or required to be paid to this Plan against the Participant's benefit.

                  (c) Notwithstanding the preceding provisions of this Section, all or any part of the Accrued Benefit of a Participant shall be subject to and payable in accordance with the applicable requirements of any Qualified Domestic Relations Order, as that term is defined in
         Section 414(p) of the Code, and the Administrator shall direct the Trustee to provide for payment in accordance with such Order and Section and any regulations promulgated under such Section. All such payments pursuant to Qualified Domestic Relations Orders shall be subject to reasonable rules and regulations promulgated by the Administrator; provided that such rules and regulations are consistent with Section 414(p) of the Code. If prior to the commencement of payment to a Participant of his Retirement Income, any amount of his Accrued Benefit is paid to an alternate payee or payees pursuant to a Qualified Domestic Relations Order, the amount of his Accrued Benefit shall be reduced by the Actuarial Equivalent of any such payment.

                  Notwithstanding any Plan provision to the contrary, an alternate payee pursuant to a Qualified Domestic Relations Order shall not receive any portion of an increase in benefits due to early retirement to which the Participant is or may be entitled. Any benefit received by such an alternate payee shall be Actuarial Equivalent of the portion of the benefit to which such alternate payee is entitled at Normal Retirement Age of the Participant reduced on an actuarial basis to reflect the payment at an earlier date should such alternate payee elect to receive benefits before the Normal Retirement Date of the Participant.

                  For purposes of this Section, if the Participant's benefit is to be paid in the form of a survivor annuity under the Plan, then (i) the Spouse of such Participant must provide a consent in writing, witnessed by a notary public or Plan representative), unless the Participant establishes to the satisfaction of the Administrator that such consent may not be obtained because there is no Spouse, the Spouse cannot be located, or because of such other

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         circumstances as the Secretary of the Treasury may by regulations prescribe, (ii) such Spouse has previously provided a consent pursuant to Section 6.2(d), (iii) such Spouse has been ordered or required in such judgment, order, decree, or settlement to pay an amount to the Plan in connection with the ERISA fiduciary responsibility violation, or (iv) such Spouse retains the right to receive the survivor annuity in such judgment, order, decree, or settlement.

                  For purposes of this Section, the survivor annuity payable pursuant to Section 6.1(a) shall be determined as if (i) the Participant terminated employment on the date of the offset, (ii) there was no offset, (iii) this Plan permitted commencement of benefits only on or after Normal Retirement Age, (iv) this Plan provided only the survivor annuity described in Section 6.1(a), and the amount of the Preretirement Survivor Annuity described in Section 5.5(g) is equal to the amount of the survivor annuity payable under Section 6.1(a).

                  The provisions of this subsection are effective for judgments, orders, and decrees issued and settlement agreements entered into, on or after December 31, 1999."

4. Effective January 1, 1999, Section 3.1(a)(iii) of the Seventh Supplement - Coal Supplement is revised and a new Section 3.1(a)(iv) is added to read as follows in their entirety:

                  "(iii) thirty-five dollars multiplied by the Participant's Years of Service during 1990 through 1998.

                  (iv) forty-five dollars multiplied by the Participant's Years of Service after 1998."

5.       A new Eleventh Supplement, is added to read in its entirety as follows:

                              "ELEVENTH SUPPLEMENT

            GREAT LAKES EARLY RETIREMENT INCENTIVE PROGRAM SUPPLEMENT

                                    ARTICLE I

                                  INTRODUCTION

                  This Supplement is referred to as the "Great Lakes ERIP Supplement." This Supplement includes provisions applicable only to Employees (as defined in this Supplement) of Great Lakes Gas Transmission Company.

                  The purpose of this Supplement is to provide an early retirement incentive program within the Plan for Participants to whom this Supplement applies.

                  The provisions of the Great Lakes ERIP Supplement apply in lieu of inconsistent or contrary provisions contained in the Plan (excluding this Supplement) with respect to persons to whom this Supplement applies.


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                                   ARTICLE II

                                   DEFINITIONS

          Terms used in this Supplement which are defined in the Plan have the same meaning in this Supplement unless such terms are defined differently for purposes of this Supplement. The definition of terms defined in this Supplement apply only to this Supplement and not to other parts of the Plan.

          2.1 "Early Retirement Incentive Program" is the modified retirement benefits set forth in this Supplement for Employees eligible for such program and who elect to participate.

          2.2 "Employee," for purposes of this Supplement only, has the meaning ascribed to such term in the Plan, except that the individual must be employed by Great Lakes on March 31, 2000.

          2.3 "Great Lakes" means Great Lakes Gas Transmission Company, a Delaware corporation.

          2.4 "Participant," for purposes of this Supplement only, means an Employee, as defined in this Supplement, who meets the eligibility requirements of Section 3.1 of this Supplement.


                                   ARTICLE III

                       EARLY RETIREMENT INCENTIVE PROGRAM

         3.1 Eligibility. To be eligible to participate in the Early Retirement Incentive Program, an Employee must have been an Employee through March 31, 2000; must have reached at least fifty-five (55) years of age on or before March 31, 2000; and must have five (5) or more Years of Service on or before March 31, 2000, for purposes of determining vesting in the Plan. To participate in the Early Retirement Incentive Program, an Employee must make an irrevocable, written election to retire as of March 31, 2000 and to commence receipt of Retirement Income as of April 1, 2000. The election must be made by December 31, 1999. An Employee who has retired previous to December 31, 1999 and commenced receiving Retirement Income under the Plan, but who has been re-employed as an Employee on or before December 31, 1999, is eligible for the Early Retirement Incentive Program.


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         3.2 Retirement Benefits. The Retirement Income of each Employee eligible for the Early Retirement Incentive Program shall be determined pursuant to provisions of the Plan applicable to such Employee, as such provisions are modified by the provisions of this Supplement to provide the benefit determined pursuant to subsection (a) or subsection (b), whichever is greater, plus the benefit determined pursuant to subsection (c) of this Section:

                  (a) The Retirement Income determined by (i) increasing the Years of Service of the Employee by five years and (ii) increasing the age of the Employee by the lesser of (A) five years or (B) the number of years required for the Employee to attain age sixty-five (65). Note that the Basic Compensation, Final Average Earnings and other Compensation used to calculate the Retirement Income shall not be altered or projected due to the age and Years of Service additions of this subsection (a). In addition, the optional forms of benefit which may be selected by the Employee shall be determined by the actual age of the Employee at April 1, 2000, without the addition of up to five years, as described in this subsection.

                  (b) The Retirement Income determined without regard to the reduction for commencement of payments prior to the Normal Retirement date of the Employee. This includes reductions specified in the Plan and the Supplements, including, without limitation, Section 5.3 of the Plan and the Third Supplement, ANR Supplement.

                  (c) (i) For Employees under age 62 on April 1, 2000. A monthly amount equal to the monthly Social Security benefit the Employee would be entitled to receive at age sixty-two (62), assuming the Employee continued to receive Compensation at the same rate as in effect at April 1, 2000, reflecting the law in effect at January 1, 2000 without adjustment for cost of living or other increases or decreases in the benefit amount which adjustments would have been first applicable after January 1, 2000.

                           (ii) For Employees age 62 or older on April 1, 2000.
                  A monthly amount equal to the monthly Social Security benefit the Employee would have been entitled to on January 1, 2000, assuming the Employee had elected to commence receipt of Social Security benefits at age sixty-two (62), without adjustment for cost of living or other increases or decreases in the benefit amount which adjustments would have been first applicable after January 1, 2000.

                           (iii) The monthly amount will be paid commencing on
                  April 1, 2000 for the greater of (i) twenty-four months or
                  (ii) the number of months up to and including the month the Participant reaches, or would have reached, age sixty-two
                  (62).

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                           (iv) Each Employee who has attained the age of
                  sixty-three (63) years on or before March 31, 2000 shall have the option of receiving such amount in the form of a 50% Joint and Survivor Annuity in lieu of the twenty-four (24) monthly payments.

                  (d) The reduction in Retirement Income due to coverage under the Preretirement Survivor Annuity provisions of the Plan (including reductions pursuant to Section 5.5) and other Supplements, excluding this Supplement, shall apply only to the Retirement Income determined pursuant to provisions of the Plan, excluding this Supplement, and shall not apply to any additions to Retirement Income provided by this Supplement, including provisions of subsections 3.2 (a), (b) and (c) of this Supplement.

                  (e) The Retirement Income of the Participant will be the total of the amounts determined pursuant to subsections (a) or (b), whichever is greater, and (c) of this Section. There shall be no duplication of benefits from the Plan with respect to Years of Service taken into account in the Retirement Income calculations described in this Section.

                  (f) The limitations contained in the Plan with respect to qualifications of the Plan pursuant to the applicable laws and provisions of the Plan derived therefrom (including provisions of Section 5.8) shall apply to the Retirement Income determined pursuant to this Supplement and such Retirement Income shall be reduced as necessary to comply with such provisions.

                  The provisions of this Supplement shall be modified to the extent necessary to comply with federal laws and regulations and are conditioned upon the issuance of a favorable determination of qualification letter by the Internal Revenue Service. To the extent necessary to comply with requirements for qualification, provisions of this Supplement shall be modified to comply with such requirements, and such modifications shall be on a retroactive basis, if necessary.

         3.3 Effective Date. The effective date for Retirement Income to commence for Employees electing to participate in the Early Retirement Incentive Program is April 1, 2000."

6. Except for the preceding, all of the terms of the Plan shall remain in full force and effect.


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7.       This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which, when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

         IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officers and its seal to be affixed hereto as of the date indicated above and the provisions of this Amendment shall be effective as of the date indicated above, unless otherwise stated or required by law.

ATTEST:                                THE COASTAL CORPORATION
(Seal)

__________________________________     By: _____________________________________
Austin M. O'Toole                      David A. Arledge
Senior Vice President and Secretary    President and Chief Executive Officer


ATTEST:                                GREAT LAKES GAS TRANSMISSION
(Seal)                                    COMPANY


__________________________________     By:______________________________________
John J. Wallbillich                    Michael Durnin
Vice President - Legal and             President and Chief Executive Officer
Environmental Affairs and
Assistant Secretary


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